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                                                                    EXHIBIT 23.1



                   Consent of Independent Public Accountants



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 14, 2000, (except with respect to the matters discussed in the second paragraph of Note 8 and Note 13, as to which the dates are February 17, 2000, and March 12, 2000, respectively) included in the i2 Technologies, Inc. Form 10-K for the year ended December 31, 1999, and to all references to our Firm included in this registration statement.


                                         /s/ ARTHUR ANDERSEN, LLP


Dallas, Texas
June 23, 2000